Exh. 99.2


AEGIS ASSESSMENTS, INC. DIRECTOR BECOMES PRESIDENT OF SECURITY INDUSTRY ASSOCIATION (SIA) AT NATIONAL SUMMIT ON SECURITY IN WASHINGTON, D.C.

Monday, October 6, 2003

NEWPORT BEACH, Calif.-- (BUSINESS WIRE) -- October 6, 2003 -- Joseph Grillo, a director of Aegis Assessments, Inc. (OTCBB: AGSI), became the president of the Security Industry Association (SIA) at the SIA-sponsored National Summit on Security (NSS), which was held in Washington D.C. from October 1-3. This conference and exhibition is the premiere event for the security industry. Mr. Grillo will serve a two-year term as president of the SIA.


Mr. Grillo also moderated an NSS panel discussion entitled "Engaging the Private Sector and Defining their Role in Homeland Security". The panel discussed how the private sector is playing a role in homeland security initiatives, and how to become more engaged with programming opportunities, specifically within the Department of Homeland Security (DHS). Senior representatives from the DHS, including Jan Mares, deputy to Al Martinez-Fonts, Special Assistant to DHS Secretary Tom Ridge for private sector affairs, participated in the panel discussion. The panel focused on the DHS' efforts to engage the private sector, and included a review of issues the private sector and end-users face in regards to security issues and commerce transactions.



"The Department of Homeland Security is looking for innovative technologies from the private sector to play a role in providing public safety. New security initiatives from SIA members are important in this emerging market, as is working closely with the DHS," Mr. Grillo said.


On October 1, 2003, President Bush signed the first ever homeland security appropriations bill at the DHS. Overall, the DHS' FY 2004 budget authority totals $37.6 billion: $30.4 billion provided by the Congress plus an additional $7.2 billion in fees.


"Our involvement with the SIA, and continuing to work closely with the Department of Homeland Security is an essential part of our overall marketing strategy, " Aegis' CEO, Eric Johnson, said.

Formed in 1969, the SIA provides its members with a full-service, international trade association promoting growth, expansion, and professionalism within the security industry by providing education, research, technical standards, representation, and defense of its members' interests. SIA has over 300 member companies representing manufacturers, distributors, service providers, integrators and others. Members work together to address issues facing the industry and develop programs to enhance the environment in which they sell products and services. SIA is the sole sponsor of both the NSS and the International Security Conference and Exhibitions (ISC EXPO).

About Aegis Assessments, Inc.
Aegis Assessments, Inc. (OTCBB: AGSI) provides leading edge wireless and security technologies for the U.S. Government, law enforcement, and private corporations for Homeland Security and emergency response applications. We are developing our technologies to be the standard in secure interoperable communication systems that improve emergency response capabilities. Our patent-pending wireless communication system, the Aegis SafetyNet(TM), operates on a secure wireless network system providing high-speed video, audio, and data communication in any type of emergency.

"Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve risks and uncertainties. Statements in this press release other than statements of historical fact are forward-looking statements that are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. You should not place undue reliance on forward-looking statements, because they involve these risks and uncertainties. You should independently investigate and fully understand all risks before making investment decisions.


    FOR MORE INFORMATION, PLEASE CONTACT:

    o    Aegis Assessments, Inc,

    o    Richard Reincke COO, 877.718.7599 ext 402

    o    Email: richard@aegiscorporate.com

    o    Website: www.aegiscorporate.com